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                                  EXHIBIT 23.4










To the Board of Directors and Stockholders of Critical Home Care, Inc.
Southfield, MI


We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of Arcadia Resources, Inc. of our report dated February 5, 2003, relating to the consolidated financial statements of Critical Home Care, Inc., which is included in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus of Arcadia Resources, Inc.


/s/ GRASSI & CO., CPAs, P.C.
---------------------------
GRASSI & CO., CPAs, P.C.


July 6, 2006